SELECT RETIREMENT PLAN

                         Amended through January 1, 2000

     Section 1. Introduction. On June 9, 1994, the Company established this Plan for the purpose of providing voluntary retirement incentives to selected U.S. Company employees who are assigned to Leadership Levels 1 through 5 of the Company, or their equivalent, constituting a select group of management or highly compensated employees.

     Section 2. Definitions. As used in the Plan, the following terms shall have the following meanings, respectively:

          2.01 "Benefit Equalization Plan" or "BEP" means the Ford Motor Company Benefit Equalization Plan, as it may be amended.

          2.02 "Company" means Ford Motor Company and such of its domestic Subsidiaries that participate in the Retirement Plans.

          2.03 "Contributory Service" means without duplication the years and any fractional year of contributory service at retirement, not exceeding one year for any calendar year, of the Eligible Executive under the General Retirement Plan.

          2.04 "Credited Service" means without duplication the years and any fractional year of credited service at retirement, not exceeding one year for any calendar year, of the Eligible Executive under the General Retirement Plan.

          2.05 "Deferred Equalization Plan" or "DEP" means the Ford Motor Credit Company Deferred Equalization Plan, as it may be amended.

          2.06 "Eligible Executive" means a full time Company employee who is

               (i) at least age 55 as of the Retirement Effective Date, except as otherwise provided in Section 8, and who has at least ten years of service recognized for eligibility to receive a benefit under the General Retirement Plan as of the Retirement Effective Date,

               (ii) assigned to Leadership Levels 1 through 5 of the Company, or their equivalents,

               (iii)selected  by  the  Company  to  participate  in  the  Select
                    Retirement Plan, and

               (iv) in good standing as of the last day of employment.

               An Eligible Executive shall not include a Company employee who is an employee of Jaguar Cars, a division of the Company, until such an employee becomes a participant in one or more of the Retirement Plans, and then only

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               to the extent of service  recognized  under such Retirement Plans for benefit calculation purposes.

          2.07 "Executive Separation Allowance Plan" or "ESAP" means the Ford Motor Company Executive Separation Allowance Plan, as it may be amended.

          2.08 "General Retirement Plan" or "GRP" means the Ford Motor Company General Retirement Plan, as it may be amended.

          2.09 "Plan" means the Select Retirement Plan of Ford Motor Company.

          2.10 "Retired Executive" means an Eligible Executive who voluntarily elects to retire from the Company under the terms and conditions of this Plan and who retires on the Retirement Effective Date.

          2.11 "Retirement Effective Date" means the date that the Eligible Executive and the Company mutually agree shall be the effective date of his or her retirement under the Company's Retirement Plans, and such date shall be only on the first of a month. If a Retired Executive elects an ESAP benefit as of the Retirement Effective Date and defers receipt of the GRP benefit until the Retired Executive attains age 65, Retirement Effective Date means the date the Retired Executive commences receipt of the GRP benefit, for purposes of determining the minimum 15% improvement described in Section 5.01.

          2.12 "Retirement Plans" means the General Retirement Plan, the Benefit Equalization Plan, the Supplemental Executive Retirement Plan, the Executive Separation Allowance Plan and the Deferred Equalization Plan.

          2.13 "Select  Benefits"  means the  retirement  benefits  described in
               Section 5 of this Plan.

          2.14 "Subsidiary" means, as applied with respect to any person or legal entity specified, (i) a person or legal entity a majority of the voting stock of which is owned or controlled, directly or indirectly, by the person or legal entity specified or (ii) any other type of business organization in which the person or legal entity specified owns or controls, directly or indirectly, a majority interest.

          2.15 "Supplemental Executive Retirement Plan" or "SERP" means the Ford Motor Company Supplemental Executive Retirement Plan, as it may be amended.

          Section 3. Elections

          3.01 Effective Elections. An Eligible Executive who voluntarily elects to retire under the terms of the Plan must submit to the Company a completed and signed election form stating that the retirement is voluntary and designating

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                                       3

               a Retirement Effective Date. The Company shall provide the election forms and no other election forms shall be used.

          3.02 Revocations of Elections. An Eligible Executive may revoke an election to retire by giving written notice to the Company prior to the Retirement Effective Date. No revocations will be effective if received after the Retirement Effective Date.

     Section 4. Eligibility for Retirement Plans. The eligibility of an Eligible Executive to receive a benefit under this Plan shall be determined in accordance with the provisions of the Retirement Plans after giving effect to the following adjustments:

               Eligibility Service under the SERP shall be adjusted by adding three years of Eligibility Service to the years of Eligibility Service the Eligible Executive has attained as of the Retirement Effective Date; and

               For purposes of meeting the minimum eligibility requirements under Section 2 of ESAP, (i) three years of Executive Roll service shall be added to the Eligible Retired Executive's Executive Roll Service as of the Retirement Effective Date, and
               (ii) three years of Contributory Service shall be added to the Eligible Executive's years of Contributory Service as of the Retirement Effective Date, without the requirement of employee contributions.

In the event an Eligible Executive becomes eligible to receive a benefit under this Plan solely because of the service adjustments described above, the Select Benefits shall be calculated as provided in Section 5 below and shall be payable exclusively under this Plan rather than SERP or ESAP, as applicable.

     Section 5. Calculation of Select Benefits.

     5.01 GRP Select Benefits. The GRP Select Benefit payable to a Retired Executive shall be an amount equal to the difference between (X) and
          (Y) where (X) is the GRP benefit determined under the terms of the GRP after giving effect to the following adjustments:

               Add three years to the Retired Executive's attained age as of the Retirement Effective Date only for the purpose of determining the applicable early retirement reduction factors set forth in Appendix G to the GRP and three years to the Retired Executive's years of Contributory Service as of the Retirement Effective Date, without the requirement of employee contributions; and

               Final Average Monthly Salary for a Retired Executive under the terms of this Plan shall be determined as if the Retired Executive had been a

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                                       4

               Contributing member and received Contributory Service for three additional years after the Retirement Effective Date at the Retired Executive's Salary in effect as of the date immediately preceding the Retirement Effective Date;

               and (Y) is the GRP benefit determined under the terms of the GRP in effect as of the Retirement Effective Date, regardless of whether an application for GRP benefits has been submitted or GRP benefit payments have begun.

               The GRP Select Benefit determined as of the Retirement Effective Date shall be an amount equal to at least a fifteen percent (15%) improvement to the GRP benefit determined under the terms of the GRP in effect as of the Retirement Effective Date. If the Retired Executive's benefit under the GRP is redetermined at Age 62 and One Month, the GRP Select Benefit shall be redetermined and adjusted such that the GRP Select Benefit shall be an amount equal to at least a fifteen percent (15%) improvement to the GRP benefit redetermined under the terms of the GRP then in effect as of the redetermination date.

     5.02 SERP Select Benefits. The SERP Select Benefit applicable to a Retired Executive who is otherwise eligible, or who becomes eligible, for a SERP benefit under the terms of the SERP in effect as of the Retirement Effective Date, as modified by Section 4 of this Plan, shall be an amount equal to the difference between (X) and (Y) where
          (X) is the SERP benefit determined under the terms of the SERP after giving effect to the following adjustments:

               Add three years to the Retired Executive's attained age as of the Retirement Effective Date and three years of Credited Service to the Retired Executive's years of Credited Service as of the Retirement Effective Date; and

               The Final Five Year Average Base Salary for a Retired Executive receiving Credited Service immediately preceding his or her Retirement Effective Date under the terms of this Plan shall be determined as if the Retired Executive had continued to receive Credited Service for three additional years after the Retirement Effective Date at the Retired Executive's Monthly Base Salary;

          and (Y) is the SERP benefit determined under the terms of the SERP in effect as of the Retirement Effective Date.

          The SERP Select Benefit determined as of the Retirement Effective Date shall be an amount equal to at least a fifteen percent (15%) improvement to the SERP benefit determined under the terms of the SERP in effect as of the Retirement Effective Date.

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                                       5

     5.03 ESAP Select Benefits. The ESAP Select Benefit applicable to a Retired Executive who is otherwise eligible, or who becomes eligible, for an ESAP benefit under the terms of the ESAP in effect as of the Retirement Effective Date, as modified by Section 4 of this Plan, shall be an amount equal to the difference between (X) and (Y) where
          (X) is the ESAP benefit determined under the terms of the ESAP in effect as of the Retirement Effective Date after giving effect to the following adjustments:

               Add three years to the Retired Executive's attained age as of the Retirement Effective Date; and

               Add three years of service to the Retired Executive's years of service as of the Retirement Effective Date;

          and (Y) is the ESAP benefit calculated under the terms of the ESAP in effect as of the Retirement Effective Date.

          The ESAP Select Benefit determined as of the Retirement Effective Date shall be an amount equal to at least a fifteen percent (15%) improvement to the ESAP benefit determined under the terms of the ESAP in effect as of the Retirement Effective Date.

     5.04 DEP Select Benefits. The DEP Select Benefit applicable to a Retired Executive who is otherwise eligible for a DEP benefit under the terms of the DEP in effect as of the Retirement Effective Date, shall be an amount equal to the difference between (X) and (Y) where (X) is the DEP benefit determined under the terms of the DEP after adjusting Final Average Monthly Salary as if the Retired Executive had been a Contributing member and received Contributory Service for three additional years after the Retirement Effective Date at the Retired Executive's Salary and (Y) is the DEP benefit determined under the terms of the DEP in effect as of the Retirement Effective Date.

     Section  6  Administration   of  Select   Benefits.   Except  as  otherwise
specifically provided in this Plan, the Select Benefits attributable to the Retirement Plans shall be administered by the Company in the same manner as if the Select Benefits were payable directly from such Retirement Plans. This means that the underlying eligibility rules (except as modified by Section 4 of this Plan), vesting rules, earning out provisions and survivorship provisions of the Retirement Plans, if any, shall apply to the Select Benefits as if such provisions were fully incorporated in this Plan.

     Section 7. Payments. The Select Benefits determined under Section 5 shall be payable out of the Company's general funds monthly, beginning on the Retirement Effective Date. Payments to a Retired Executive shall cease at the end of the month in which the Retired Executive dies. Survivor benefits, if any, payable under this Plan shall be determined in accordance with the Retirement Plans after giving effect to the adjustments described herein.

     Section 8. Reduction of Minimum Age Eligibility.

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                                       6

     8.01 Authority to Reduce Minimum Age Eligibility. The Chief Executive Officer of the Company shall have the authority, from time to time in his or her sole and absolute discretion, to reduce the minimum age eligibility specified in Section 2.06(i) of the Plan from age 55 to age 52.

     8.02 Under Age 55 Select Benefits. If an Eligible Executive becomes eligible to receive a Select Benefit under this Plan pursuant to
          Section 8.01, the Select Benefits shall be calculated as provided in Sections 5 and 7 above. When a benefit becomes payable to the Eligible Executive under the Retirement Plans, the amount of the Select Benefits shall be reduced by the amounts payable from such other Retirement Plans.

     8.03 Subsidiary Retirement Plans. If an Eligible Executive under age 55 would have become eligible for a regular early retirement benefit from a Subsidiary's retirement plan if he or she had remained in Subsidiary employment until the minimum age or service eligibility requirements under such Subsidiary's plan were met, this Plan shall pay the equivalent Subsidiary early retirement benefit that otherwise would have been paid if the minimum eligibility requirements were met on the Retirement Effective Date. The payment shall cease at such time as the regular early retirement benefit from the Subsidiary's plan becomes payable. If the Subsidiary's plan shall pay only a deferred vested benefit at age 55, the payment shall cease at death of the Eligible Executive. Survivor benefits, if any, shall cease at death of the Surviving Spouse. Any payments payable under this Plan shall be reduced by the amount of the deferred vested or survivor's benefit payable under such Subsidiary's plan. The amounts payable pursuant to this paragraph shall be in addition to any other Select Benefits that otherwise may be payable under this Plan.

     Section 9. General Provisions.

     9.01 Plan Administration and Interpretation. The Vice President - Human Resources and the Group Vice President and Chief Financial Officer shall have full power and authority on behalf of the Company to administer and interpret the Plan. In the event of a change in a designated officer's title, the officer or officers with functional responsibility for the Retirement Plans shall have the power and authority to administer and interpret the Plan. All decisions with respect to the administration and interpretation of the Plan shall be final and binding upon all persons.

     9.02 Deductions. The Company may deduct from any payment of Select Benefits to a Retired Executive all amounts owing to it by such Retired Executive for any reason, and all taxes required by law or government regulation to be deducted or withheld.


     9.03 No Contract of Employment. The Plan is an expression of the Company's present policy with respect to Eligible Executives. It is not a part of any contract of employment. No Eligible Executive, Retired Executive or any other person shall have any legal or other right to any Select Benefit.

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                                       7

     9.04 No Company Reemployment. A Retired Executive shall not be eligible for reemployment by the Company either directly or indirectly through an agency or otherwise. This includes, but is not limited to, employment of a Retired Executive by the Company as a supplemental employee, independent contractor, consultant, advisor, or agency employee, regardless of the length of employment. It also includes employment of a Retired Executive by a sole or single source supplier to the Company, or employment by any supplier of the Company if the responsibilities of the Retired Executive relate primarily to the Company's business with the supplier, and are not merely incidental to the performance of the Retired Executive's other job duties. A review panel consisting of at least two representatives from Human Resources and one representative from the Office of the General Counsel shall be established to review Retired Executive's requests for reemployment. The Retired Executive shall furnish to the Review Panel such information about the proposed employment as is reasonably requested to enable the Review Panel to evaluate the request. The Review Panel shall have sole and absolute discretion to determine whether the request for reemployment violates this provision. Decisions of the Review Panel are final and binding on all parties and are not subject to further review.

          The reemployment condition may be waived by the Executive Personnel Committee (EPC) if the proposed employment advances the strategic interests of the Company or is otherwise determined to be in the best interests of the Company.

          In the event a Retired Executive becomes reemployed in violation of this provision without obtaining a waiver, the EPC may suspend Select Benefits retroactively to the date of reemployment and recover amounts overpaid from the Retired Executive's non-qualified benefits, if any, or any other source permitted by law. The EPC also may terminate a Retired Executive's future eligibility for Select Benefits or take any other action reasonably necessary, in the EPC's sole discretion, to enforce the provisions of this Section.

     9.05 Select Benefits Not Funded. The Company's obligations under this Plan are not funded. Select Benefits under this Plan shall be payable only out of the general funds of the Company.

     9.06 Continuing Plan. The Plan shall be an ongoing Plan and shall be made available at the discretion of the Company. The Company may designate certain periods within a calendar year in which offers of Select Benefits may be made and may provide that no offers of Select Benefits may be accepted before or after designated dates within a calendar year. The Company also may limit the offer of Select Benefits to those within a designated salary roll or band. Select Benefits may be combined with additional types of termination incentives upon the direction of the Company. Provisions of such other termination incentives are not governed by the terms of this Plan.


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                                       8

     9.07 Governing Law. Except as otherwise provided under federal law, the Plan and all rights thereunder shall be governed, construed and administered in accordance with the laws of the State of Michigan.

     9.08 Amendment or Termination. The Company reserves the right to modify or amend, in whole or in part, or to terminate this Plan, at any time without notice.

     9.09 Terms Not Otherwise Defined. Capitalized terms not otherwise defined in this Plan shall have the same meanings ascribed to such terms under the applicable Retirement Plans.